NPC International, Inc.
7300 West 129 Street
Overland Park, Kansas 66213

February 17, 2016

John Hedrick

Re:    2016 Bonus Eligibility

Dear John:

Reference is made to that certain Employment Agreement (as amended, the "Employment Agreement"), dated as of June 16, 2014, by and among NPC International, Inc., NPC International Holdings, Inc. and you ("Employee"). All capitalized terms used but not defined herein shall have the meanings set forth in the Employment Agreement.

Employee hereby acknowledges and agrees that, notwithstanding anything to the contrary in the Employment Agreement, solely in respect of the Company's fiscal year ending December 29, 2016 ("FY2016"), the Bonus Compensation scheme set forth in Section 4.2 of the Employment Agreement shall be disregarded and, in lieu thereof, Employee shall be eligible for a FY2016 bonus based on the methodology set forth on Exhibit A attached hereto.

Except as expressly modified above, the Employment Agreement shall remain in full force and effect (including in respect of any Bonus Compensation after FY2016).

* * * * * * *
Please acknowledge your agreement with the terms of this letter agreement by counter-signing and returning this letter agreement to the Company.

Very truly yours,

NPC INTERNATIONAL, INC.

By: /s/ James K. Schwartz_______
Name:     James K. Schwartz
Title:    Chairman, President and CEO

ACKNOWLEDGEMENT AND AGREEMENT

Effective as of the date of this letter agreement, Employee hereby agrees to be bound by its terms.

s/ John Hedrick
John Hedrick

Exhibit A

Bonus Methodology

EXHIBIT A

J. Hedrick
Chief Operating Officer

Criteria	Weight	Threshold Results (50%)	Qualifying Result (75%)	Target Result (100%)	Step Change (150%)	Maximum (175%)
EBITDA	100%	93.5% - 94.9% of plan	95.0% - 99.9% of plan	100.0% - 104.9% of plan	105.0% - 109.9% of plan	110.0%+ of plan

All bonus payments are interpolated per employment contract.